                                  EXHIBIT 4.3












                           SOLIGEN TECHNOLOGIES, INC.

                              SERIES A CONVERTIBLE
                                 PREFERRED STOCK
                               PURCHASE AGREEMENT



                                   Dated as of

                                 April 24, 1998


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                               TABLE OF CONTENTS
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
1.   PURCHASE AND SALE OF STOCK....................................................1

     1.1    Sale and Issuance of Series A Stock....................................1

     1.2    Closing................................................................1

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................2

     2.1    Organization, Qualification and Good Standing..........................2

     2.2    Capitalization.........................................................2

     2.3    Subsidiaries...........................................................3

     2.4    Authorization..........................................................3

     2.5    Valid Issuance of Preferred and Common Stock...........................4

     2.6    Governmental Consents; Compliance With Laws............................4

     2.7    Litigation.............................................................4

     2.8    Intellectual Property..................................................5

     2.9    Compliance With Other Instruments......................................6

     2.10   Agreements; Action.....................................................6

     2.11   Related-Party Transactions.............................................6

     2.12   Registration Rights....................................................7

     2.13   Title to Property and Assets; Condition of Assets......................7

     2.14   Licenses...............................................................7

     2.15   SEC Filings; Financial Statements......................................7

     2.16   Undisclosed Liabilities................................................8

     2.17   Changes................................................................8

     2.18   Employees.............................................................10

     2.19   Employee Benefit Plans................................................10

     2.20   Taxes.................................................................10

     2.21   Corporate Documents...................................................11

     2.22   Minutes...............................................................11

     2.23   Environmental and Safety Laws.........................................11

     2.24   Brokers or Finders....................................................11

     2.25   Offering Valid........................................................11

     2.26   Insurance.............................................................11
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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
     2.27   Use of Proceeds.......................................................12

     2.28   Customers and Suppliers...............................................12

     2.29   Disclosure............................................................12

3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR...............................12

     3.1    Authorization.........................................................12

     3.2    Purchase Entirely for Own Account.....................................13

     3.3    Investment Experience.................................................13

     3.4    Restricted Securities.................................................13

     3.5    Legends...............................................................13

     3.6    Residency.............................................................14

4.   CONDITIONS OF INVESTOR'S OBLIGATIONS AT THE CLOSING..........................15

     4.1    Representations and Warranties........................................15

     4.2    Performance...........................................................15

     4.3    Compliance Certificate................................................15

     4.4    Investor Rights Agreement.............................................15

     4.5    Agreement.............................................................15

     4.6    Proceedings and Documents.............................................15

     4.7    Opinion of Counsel....................................................15

     4.8    Legal Expenses........................................................16

5.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING.......................16

     5.1    Representations and Warranties........................................16

     5.2    Payment of Purchase Price.............................................16

     5.3    Securities Laws Qualification.........................................16

     5.4    Performance...........................................................16

6.   INDEMNIFICATION..............................................................16

     6.1    Indemnity by the Company..............................................16

     6.2    Notice of Indemnity Claim.............................................17

     6.3    Limitations on Investor's Indemnities.................................18

7.   COVENANTS....................................................................18
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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
     7.1    Affirmative Covenants and Agreements of the Company...................18

     7.2    Covenants and Agreements of Investor..................................19

8.   MISCELLANEOUS................................................................19

     8.1    Survival of Warranties................................................19

     8.2    Successors and Assigns................................................20

     8.3    Governing Law; Jurisdiction and Venue.................................20

     8.4    Titles and Subtitles..................................................20

     8.5    Notices...............................................................20

     8.6    Finder's Fees.........................................................21

     8.7    Amendments and Waivers................................................21

     8.8    Severability..........................................................22

     8.9    Entire Agreement......................................................22

     8.10   Expenses..............................................................22

     8.11   Further Assurances....................................................22

     8.12   Counterparts -- Facsimile Signatures..................................22

LIST OF EXHIBITS/SCHEDULES........................................................24
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                                     -iii-

                         SERIES A CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT

      THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of April 24, 1998, by and among Soligen Technologies, Inc., a Wyoming corporation (the "Company"), and Koyah Leverage Partners, L.P., a Delaware limited partnership, and Koyah Partners, L.P., a Delaware limited partnership (Koyah Leverage Partners, L.P. and Koyah Partners, L.P. are referred to collectively herein as the "Investor").

                                    RECITALS

      A. The Investor desires to purchase an aggregate of up to 3,000 shares of the Company's Series A Convertible Preferred Stock (the "Series A Stock") pursuant to this Agreement.

      B. The Company desires to sell and issue to the Investor up to 3,000 shares of Series A Stock at a price of $500 per share, for a total purchase price of $1,500,000.

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereto agree as follows:

1.    PURCHASE AND SALE OF STOCK

      1.1   SALE AND ISSUANCE OF SERIES A STOCK

            (a) The Company has adopted and filed, or prior to the Closing (as defined in paragraph (a) of Subsection 1.2), will have adopted and filed, with the Secretary of State of the State of Wyoming an amendment to its Articles of Incorporation in the form attached hereto as Exhibit A (the "Amendment"), which includes a designation of the rights and preferences of the Series A Stock.

            (b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor at the Closings (as defined in paragraph (a) of Subsection 1.2), up to 3,000 shares of Series A Stock (but Investor shall not be obligated to purchase 3,000 shares of the Series A Stock) at a purchase price of $500 per share, for a total purchase price of $1,500,000 (the "Purchase Price").

1.2   CLOSING

            (a) The purchase and sale of the Series A Stock shall take place in one or more closings, the first to occur on April 24, 1998 (the "First Closing Date") at the offices of Garvey, Schubert & Barer, in Seattle, Washington, upon the satisfaction of the conditions set forth in Sections 4 and 5, or at such other time and place as the parties may mutually agree (the "First Closing"). Subsequent closings shall occur on or before May 31, 1998, or at such other time and place on which the Company and Investor mutually agree (together with the First Closing, the "Closings"). At each Closing, the

Company shall deliver to the Investor a certificate representing the number of shares of Series A Stock purchased by the Investor at such Closing against payment to the Company therefor by wire transfer of immediately available funds.
Schedule 1 sets forth the number of shares of Series A Stock purchased by the Investor at each Closing and the consideration paid by the Investor at each Closing. At the First Closing, the Investor shall purchase a minimum of 1,600 shares of Series A Stock. Schedule 1 may be amended by the Company at each Closing to reflect the purchase of shares of Series A Stock occurring at the Closing.

            (b) The obligation of the Company and the Investor to consummate the transactions contemplated at each Closing is subject to the satisfaction, on or before the date of such Closing, of the conditions set forth in Sections 4 and 5.

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      As used herein, the term: "to the best knowledge of the Company" (or words to that effect) shall mean such knowledge and belief as may be acquired after reasonable inquiry of the directors, officers, and employees of the Company. The Company (which for purposes of this Section 2 includes its wholly-owned subsidiaries set forth on paragraph 2.3 of the Schedule of Exceptions attached hereto (the "Subsidiaries")) hereby represents and warrants to the Investor that, except as set forth on the Schedule of Exceptions attached hereto as Exhibit B:

      2.1   ORGANIZATION, QUALIFICATION AND GOOD STANDING

      The Company is a corporation duly organized and validly existing under the laws of the State of Wyoming and has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Investor Rights Agreement (attached hereto as Exhibit D and referred to herein as the "Investor Rights Agreement" and together with this Agreement and the Amendment, the "Related Documents"), to issue and sell the Series A Stock and the Company's common stock ("Common Stock") issuable upon conversion thereof (the "Conversion Shares"), to carry out the provisions of this Agreement, the Investor Rights Agreement, and the Amendment and to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, properties, assets, liabilities, financial condition, operations or prospects of the Company and its Subsidiaries taken as a whole (the "Condition of the Company").

      2.2   CAPITALIZATION

      Immediately prior to or concurrently with the Closing, the capital stock of the Company shall consist of the preferred stock, common stock and rights described in paragraphs (a), (b) and (c) below.


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
            (a)   Preferred Stock

            There are 10,000,000 shares of preferred stock authorized, with no par value per share, 5,000 shares of which have been designated as Series A Stock, and none of which is outstanding. The rights, privileges and preferences of the Series A Stock are as stated in the Amendment.

            (b)   Common Stock

            There are 90,000,000 shares of Common Stock authorized, with no par value per share, 32,682,338 shares of which are issued and outstanding. Of the authorized but unissued Common Stock, 6,500,000 shares are reserved for issuance upon the conversion of the Series A Stock, 4,838,255 are reserved for issuance upon exercise of outstanding warrants, and 4,990,000 shares are reserved for issuance under the Company's stock option plan.

            (c)   Rights

            Except for the conversion privileges of the Series A Stock and other rights, privileges and agreements contemplated pursuant to this Agreement, and as set forth in paragraph (b) of Subsection 2.2, there are no outstanding options, warrants, subscriptions, rights (including conversion or preemptive rights or first refusal rights), agreements for the purchase or acquisition from the Company or by the Company of any shares of the Company's capital stock or securities convertible into its capital stock, or, to the Company's knowledge, any voting agreements with respect to the Company's securities.

      2.3   SUBSIDIARIES

      Other than the entities listed on paragraph 2.3 of the Schedule of Exceptions, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, partnership or other business or investment entity.

      2.4   AUTHORIZATION

      All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Investor Rights Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, sale, issuance and delivery of the Series A Stock and Conversion Shares has been taken or will be taken before the Closing. This Agreement and the Investor Rights Agreement have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (a) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights; (b) the availability of equitable remedies; and (c) the effect of public policy on the indemnification provisions set forth in the Investor Rights Agreement.

      2.5   VALID ISSUANCE OF PREFERRED AND COMMON STOCK

      The Series A Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amendment will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances. The Series A Stock will be free of restrictions on transfer other than applicable federal and state securities laws.

      2.6   GOVERNMENTAL CONSENTS; COMPLIANCE WITH LAWS

      No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings, if any, required pursuant to applicable state securities laws, which filings will be made within the required statutory period, and the filing pursuant to Regulation D of the Securities and Exchange Commission (the "SEC") of Form D, which filing will be effected within fifteen
(15) days following the Closing. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership or possession of its properties or assets, which violation would materially and adversely affect the Condition of the Company.

      2.7   LITIGATION

      There is no action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the other agreements contemplated herein or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated herein or therein, or that would either individually or in the aggregate have a material adverse effect on the Condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) involving the prior employment of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that could have a material adverse effect on the Condition of the Company. None of the transactions contemplated hereby or by the Related Documents have been enjoined by any authority and no suit or other proceeding challenging the transactions contemplated by the Related Documents (of which the Company has been served or is aware) has been instituted or, to the best of the Company's knowledge, threatened, and no investigative demand on the Company related to such transactions has been made by any authority. There are no unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards of any authority against the Company, or any of its Subsidiaries or against any of their properties or assets that, individually or in the aggregate, exceed $25,000 or are otherwise material to the Condition of the Company.

      2.8   INTELLECTUAL PROPERTY

            (a) The Company owns or has the rights to use, sell or license all patents, trademarks, service marks, trade names, copyrights, trade secrets, software data, information, proprietary rights and processes (collectively, "Intellectual Property") necessary or required for its business as now conducted, and believes it can obtain, on commercially reasonable terms, any additional rights necessary or required for its business as proposed to be conducted, and the Company's Intellectual Property, products, services and business do not, and, to the knowledge of the Company, would not, conflict with, or constitute an infringement of, the rights of others. Since its organization, the Company has taken reasonable measures to protect the value (and, to the extent applicable, the confidentiality and security) of all Intellectual Property used in its products, services and business. There is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the Company's Intellectual Property.

            (b) The Company has not received any communications alleging that the Company or any of its employees has violated or infringed, or by conducting its business as proposed, would violate or infringe, any of the Intellectual Property rights of any other person or entity.

            (c) No employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would cause the Company to infringe upon the Intellectual Property rights of any other person or entity, that would interfere with the use of such employee's best efforts to promote the best interests of the Company or that would conflict with the Company's business as proposed to be conducted.

            (d) After giving effect to the Related Documents, the execution, delivery and performance of this Agreement and the Investor's Rights Agreement will not constitute a breach of any instrument or agreement governing any of the Company's Intellectual Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the Company's Intellectual Property or impair the right of the Company to use, sell or license any of the Company's Intellectual Property or portion thereof, except for any such breach, forfeiture, termination, right of forfeiture or termination or impairment that would not, individually or in the aggregate, result in a material adverse effect on the Condition of the Company.

      2.9   COMPLIANCE WITH OTHER INSTRUMENTS

      The Company is not in violation of any provision of its Articles of Incorporation, as amended, or its Bylaws, or in violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, which violation or default would materially and adversely affect the Condition of the Company. The execution, delivery and performance of this Agreement and the Investor Rights Agreement will not result in any such violation or default or require any consent under, or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a violation or default under, any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any properties or assets of the Company.

      2.10  AGREEMENTS; ACTION

            (a) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any person, other than in the ordinary course of business, (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business; or (iv) redeemed, or obligated itself to redeem, any of its capital stock.

            (b) Except for agreements explicitly contemplated herein, there are no agreements, understandings or proposed transactions between the Company, on the one hand, and any of its officers, directors, affiliates or any affiliate thereof, on the other hand.

            (c) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Articles of Incorporation, as amended, its Bylaws or other governing documents that materially adversely affects the Condition of the Company.

      2.11  RELATED-PARTY TRANSACTIONS

      No employee, officer or director of the Company or, to our knowledge, any member of the immediate family of any of the foregoing:

            (a) Owns or has owned, directly or indirectly, any interest in (except for less than one percent stock holdings for investment purposes in securities of publicly traded companies), or is an officer, director, employee or consultant of, any entity which is or was engaged in business as, a competitor, lessor, lessee, supplier or customer of the Company;

            (b) Owns, directly or indirectly, as a whole or in part, any tangible or intangible property that the Company uses or contemplates using in the conduct of its business; or

            (c) Has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for immaterial claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and medical, dental and other similar health benefit plans existing on the date hereof.

      2.12  REGISTRATION RIGHTS

      Except as otherwise set forth in the Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights to any person or entity.

      2.13  TITLE TO PROPERTY AND ASSETS; CONDITION OF ASSETS

      The Company owns or leases all of the property and assets necessary for the conduct of its business as now conducted and as proposed to be conducted (the "Company Property"). With respect to the Company Property it owns, the Company has good and marketable title to such property and all such property is free and clear of all mortgages, liens, loans and encumbrances, except liens and encumbrances that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the Company Property it leases, the Company is in compliance with such leases in all material respects and holds a valid leasehold interest free of any liens, claims or encumbrances. All facilities and all material machinery, equipment, fixtures, vehicles and other Company Property owned, leased or used by the Company, allowing for ordinary wear and tear, are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used and conform to all applicable laws relating to their construction, use and operation, except where such failure, individually or in the aggregate, would not have a material adverse effect on the Condition of the Company. No Person other than the Company owns any equipment or other tangible assets or property situated on the premises of the Company necessary to the operation of the business of the Company, except for leased items, as to which leases, the Company is not in default thereof.

      2.14  LICENSES

      The Company has all licenses and permits (federal, state, foreign and local) necessary to conduct its business and the ownership or possession by the Company of its properties and assets, and such licenses and permits are in full force and effect. The Company is in compliance with respect to such licenses or permits, and no proceeding is pending or, to the Company's knowledge, threatened to revoke any of such licenses or permits.

      2.15  SEC FILINGS; FINANCIAL STATEMENTS

            (a) The Company has timely filed all forms, proxy statements, registration statements, reports, schedules, and other documents filed or required to be filed by the Company with the SEC under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended (collectively, the "Securities Laws") since 1995 (the "SEC Reports"). The SEC Reports (i) at the time filed, complied in all material


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
respects with the applicable requirements of the Securities Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in light of the circumstances under which they were made, not misleading.

            (b) Each of the financial statements (including, in each case, any related notes) contained in the SEC Reports through the period ending December 31, 1997 ("Financial Statements") complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of the Company as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

      2.16  UNDISCLOSED LIABILITIES

      Except as and to the extent reflected or reserved against in the Financial Statements, the Company did not have, as of December 31, 1997, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, without limitation, liabilities or obligations on account of taxes or other governmental charges or penalties, interest or fines thereon or in respect thereof which, individually or in aggregate, have a material adverse effect on the Condition of the Company. The Company does not know and does not have any grounds to know of any basis for any assertion against the Company of any debt, liability or obligation of any nature or in any amount not fully reflected or reserved against in the Financial Statements or disclosed in this Agreement, other than debts, liabilities or obligations referred to in paragraph (e) of Subsection 2.17 hereof.

      2.17  CHANGES

      Since December 31, 1997, there has not been:

            (a) Any material change in the Condition of the Company, except changes in the ordinary course of business, none of which has been materially adverse, and all of which in the aggregate have not been materially adverse to the Company;

            (b) Any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, assets or business of the Company;

            (c) Any material increase in the compensation or rate of compensation or commissions payable or to become payable by the Company to any of its directors,


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
officers, employees, salespersons or agents, or any material change in any bonus, profit-sharing, retirement or other similar plan, agreement or arrangement or any adoption of, or entry into, any new bonus, profit-sharing, group life or health insurance, or other similar plan, agreement or arrangement;

            (d) Any material change in the accounting methods or practices followed by the Company;

            (e) Any material debt, obligation or liability (whether absolute or contingent) incurred by the Company (whether or not presently outstanding) except (i) current liabilities incurred, and obligations under agreements entered into, in the ordinary course of business and (ii) obligations or liabilities entered into or incurred in connection with the execution of this Agreement;

            (f) Any sale, lease, abandonment or other disposition or creation of any encumbrance by the Company of any real property or, in each case other than in the ordinary course of business, of any equipment or other operating properties or any sale, assignment, transfer, license or other disposition by the Company of any Intellectual Property or other intangible asset;

            (g) Any labor trouble, strike or any other occurrence, event or condition of any similar character that materially and adversely affects or may materially and adversely affect the assets, properties, business or prospects of the Company;

            (h) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise;

            (i) Any waiver by the Company of a valuable right or a material debt owed to it except in the ordinary course of business;

            (j) Any direct or indirect loans made by the Company to any shareholder, employee, officer, or director of the Company, other than advances made in the ordinary course of business;

            (k) Any declaration or payment of any dividend or other distribution of the assets of the Company;

            (l) Any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of the Company;

            (m) Any resignation or termination of employment of any key officers and, the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such key officers;

            (n) Any changes to any material agreement to which the Company is a party which materially and adversely affects the Condition of the Company; or

            (o) Any event, or occurrence of any event, that would cause any SEC Report to be misleading or to have omitted a material fact.

      2.18  EMPLOYEES

      The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge, the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company has entered into a confidentiality agreement in a form previously provided to the Investor's counsel with each officer, director and key employee of the Company. All persons having access to the Company's Intellectual Property have executed and are bound by confidentiality agreements.

      2.19  EMPLOYEE BENEFIT PLANS

      The Company does not have any "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended.

      2.20  TAXES

      The Company has filed all tax returns (federal, state, foreign and local) required to be filed by it and such returns are true and correct in all material respects, and all taxes shown to be due and payable on such returns or on any assessments received by the Company and all other taxes (federal, state, foreign and local) due and payable by the Company on or before the date hereof have been paid. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Company, nor are there any actions, suits, proceedings, investigations or claims now pending against the Company in respect of any tax or assessment, or, to the Company's knowledge, any matters under discussion within any federal, state, foreign or local authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority. The provisions made for taxes in the Financial Statements are sufficient for the payment of all unpaid federal, state, foreign and local taxes of the Company for all periods prior to such date.

      2.21  CORPORATE DOCUMENTS

      The Company's Articles of Incorporation are, or at the time of Closing will be, in the form attached hereto as Exhibit A. The Bylaws of the Company are in the form attached hereto as Exhibit C.

      2.22  MINUTES

      The minutes of the Company reflect all meetings of directors and shareholders since the time of the Company's continuance in the State of Wyoming and reflect all transactions referred to in such minutes accurately in all material respects.

      2.23  ENVIRONMENTAL AND SAFETY LAWS

      The Company is not in material violation of any applicable statute, law or regulation relating to the environment, occupational health and safety, sanitation, or public health, and, to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

      2.24  BROKERS OR FINDERS

      The Company has not incurred and will not incur, directly or indirectly, any liability for brokers' or finders' fees, agents' commissions or other similar charges in connection with this Agreement or the transactions contemplated herein.

      2.25  OFFERING VALID

      The offer, sale and issuance of the Series A Stock and the Conversion Shares are exempt from the registration requirements of the applicable Securities Laws, and are registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws and neither the Company nor any agent on behalf of the Company has taken or will take any action hereafter that would cause the loss of such exemption.

      2.26  INSURANCE

      The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed and the Company has insurance against other hazards, risks and liabilities to persons and properties to the extent and in the manner customary for companies in a similar business and similarly situated.

      2.27  USE OF PROCEEDS

      The Company will use the proceeds from the sale of the Series A Stock for repayment of short-term debt in the principal amount of $260,000, capital expenditures and general working capital.

      2.28  CUSTOMERS AND SUPPLIERS

      The Company believes that its relationships with its material customers and suppliers are good.

      2.29  DISCLOSURE

      This Agreement, the Exhibits hereto and all other documents delivered by the Company to the Investor or its attorneys or agents in connection herewith or therewith do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company's knowledge, there are no facts that (individually or in the aggregate) would materially adversely affect the Condition of the Company that have not been set forth in this Agreement, the Exhibits hereto or in other documents delivered to the Investors or its attorneys or agents in connection herewith.

3.    REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

      The Investor herein represents and warrants for itself, that:

      3.1   AUTHORIZATION

      All acts necessary for the authorization, execution and delivery by the Investor of this Agreement and the Investor Rights Agreement and the performance of the obligations of the Investor hereunder and thereunder have been or will be taken before the Closing. This Agreement and the Investor Rights Agreement have been duly executed and delivered by the Investor and constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, subject to (a) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights;
(b) the availability of equitable remedies; and (c) the effect of public policy on the indemnification provisions set forth in the Investor Rights Agreement. The Investor has full power and authority to execute, deliver and perform its obligations under this Agreement and the Investor Rights Agreement and to own the Series A Stock and the Conversion Shares. The execution, delivery and performance of this Agreement and the Investor Rights Agreement and the consummation of the transactions contemplated herein and therein (including ownership of the Series A Stock and the Conversion Shares) by the Investor do not violate any provision of, or constitute a material breach of or default under, any term, condition or provision of any agreement, indenture or other instrument to which the Investor is a party, or by which it or its properties or assets are bound, or of any order, judgment or decree against or binding upon the Investor.

      3.2   PURCHASE ENTIRELY FOR OWN ACCOUNT

      This Agreement and the Investor Rights Agreement are made with the Investor in reliance upon the Investor's representations to the Company contained in this Section 3, which, by the Investor's execution of this Agreement and the Investor Rights Agreement, the Investor herein confirms. The Series A Stock and the Conversion Shares (collectively, the "Securities") will be acquired for investment for the Investor's own account and not with a view to the distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in a manner contrary to the applicable Securities Laws, or applicable state securities laws.

      3.3   INVESTMENT EXPERIENCE

      The Investor is an investor in securities of companies in the development stage, qualifies as an "accredited investor" as defined in Rule 501 of Regulation D promulgated by the SEC, and acknowledges that the Securities are a speculative risk. The Investor is able to fend for itself in the transactions contemplated by this Agreement and the Investor Rights Agreement, can bear the economic risk of its investment (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Securities. The Investor represents it has not been organized for the purpose of acquiring the Securities. The Investor understands that the Securities have not been registered under the applicable Securities Laws, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance of the Company on such exemptions is predicated upon the accuracy of the Investor's representations and warranties in this Section 3.

      3.4   RESTRICTED SECURITIES

      The Investor understands that the Securities are characterized as "restricted securities" under the Securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be transferred or resold without registration under the applicable Securities Laws only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described in Subsection 3.5. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the applicable Securities Laws.

      3.5   LEGENDS

      It is understood that the certificates evidencing the Securities may bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE

SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS
(i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES,
(ii) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR
(iii) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. AFTER THE PERIOD REQUIRED BY RULE 144(k) UNDER THE ACT, THIS LEGEND WILL BE CANCELED, AND A CERTIFICATE FREE FROM SUCH LEGEND ISSUED TO THE HOLDER HEREOF UPON COMPLIANCE WITH THE FOLLOWING CONDITIONS: (a) SURRENDER OF THIS CERTIFICATE TO THIS CORPORATION IN THE MANNER AND AT THE PLACE DESIGNATED FOR CANCELLATION, (b) A REPRESENTATION BY THE HOLDER THAT IT HAS BENEFICIALLY HELD THE SECURITIES EVIDENCED BY THIS CERTIFICATE FOR NOT LESS THAN THE PERIOD REQUIRED BY RULE 144(k) UNDER THE ACT, AND THAT IT IS NOT, AND HAS NOT WITHIN THE PRECEDING 90 DAYS BEEN, AN "AFFILIATE" (AS THAT TERM IS DEFINED FOR PURPOSES OF RULE 144 UNDER THE ACT OR ANY SUCCESSOR RULE) OF THIS CORPORATION, AND (c) AN UNDERTAKING THAT IF AT ANY TIME THE HOLDER SHALL AGAIN BECOME AN AFFILIATE OR OTHERWISE CEASE TO ENJOY FREE TRANSFERABILITY OF SUCH SECURITIES UNDER RULE 144 EITHER BY REASON OF CHANGE OF CIRCUMSTANCE OR AMENDMENT OF RULE 144, IT SHALL FORTHWITH SURRENDER ANY UNLEGENDED CERTIFICATE(S) RECEIVED BY IT IN RESPECT OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE FOR IMPOSITION OF ANY APPROPRIATE LEGEND. THE FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF (THE "STATEMENT OF RIGHTS AND PREFERENCES") OF THE SECURITIES IS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THIS CORPORATION, AS AT ANY TIME AMENDED, AND ANY EFFECTIVE STATEMENT OF RELATIVE RIGHTS AND PREFERENCES OF PREFERRED STOCK, ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF WYOMING. THIS CORPORATION WILL FURNISH COPIES OF THE STATEMENT OF RIGHTS AND PREFERENCES TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THIS CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

      3.6   RESIDENCY

      For purposes of the application of state securities laws, the Investor represents that it is a resident of the State of Washington.

4.    CONDITIONS OF INVESTOR'S OBLIGATIONS AT THE CLOSING

      The obligations of the Investor under paragraph (b) of Subsection 1.1 are subject to the fulfillment at or before each Closing (unless otherwise specified) of each of the following conditions, unless waived by the Investor:

      4.1   REPRESENTATIONS AND WARRANTIES

      The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of each Closing with the same effect as though such representations and warranties had been made as of the date of each Closing, except to the extent of changes caused by the transactions expressly contemplated herein.

      4.2   PERFORMANCE

      The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

      4.3   COMPLIANCE CERTIFICATE

      An authorized officer of the Company on behalf of the Company shall deliver to the Investor at each Closing a certificate certifying that the conditions specified in Subsections 4.1 and 4.2 have been fulfilled and stating that there has been no material adverse change in the Condition of the Company from the date of this Agreement to the time of the Closing.

      4.4   INVESTOR RIGHTS AGREEMENT

      The Company and the Investor shall have entered into the Investor Rights Agreement.

      4.5   AGREEMENT

      The Company and the Investor shall have entered into the Agreement.

      4.6   PROCEEDINGS AND DOCUMENTS

      All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto, including evidence of filing the Amendment with the Secretary of State of the State of Wyoming, shall be reasonably satisfactory in form and substance to the Investor's counsel.

      4.7   OPINION OF COUNSEL

      The Company shall have delivered to the Investor an opinion of counsel for the Company, dated as of each Closing Date, in form and substance satisfactory to the Investor.

      4.8   LEGAL EXPENSES

      The Company shall have paid the reasonable legal fees and expenses of Shartsis, Friese & Ginsburg LLP, up to a maximum of $10,000 for the First Closing, and up to a maximum of $2,000 for all subsequent Closings, incurred in connection with the transactions contemplated by this Agreement.

5.    CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING

      The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before each Closing of the following conditions:

      5.1   REPRESENTATIONS AND WARRANTIES

      The representations and warranties of the Investor contained in Section 3 shall be true in all material respects on and as of each Closing with the same effect as though such representations and warranties had been made as of each Closing.

      5.2   PAYMENT OF PURCHASE PRICE

      The Investor shall have delivered the portion of the purchase price specified in paragraph (b) of Subsection 1.1 to be delivered at each Closing by bank wire transfer to the Company's designated account.

      5.3   SECURITIES LAWS QUALIFICATION

      The offer and sale to the Investor of the Series A Stock shall be qualified or exempt from qualification under all applicable Securities Laws and state securities laws.

      5.4   PERFORMANCE

      The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing, including, without limitation, the execution of this Agreement and the Investor Rights Agreement.

6.    INDEMNIFICATION

      6.1   INDEMNITY BY THE COMPANY

      The Company, subject to the limitations set forth in Section 6.3, covenants and agrees that it will indemnify and hold harmless the Investor and its members, managers, stockholders, partners, officers, directors, employees, affiliates and agents and their respective successors and assigns (collectively the "Indemnitees"), from and after the date of this Agreement, against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) and expenditures with respect to:

            (a) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Company pursuant to the terms of the Related Documents or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished by the Company to the Investor pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, the Investor relied on the truth of such representation or warranty or had any knowledge of any breach thereof; and

            (b) All actions, suits, proceedings, demands, assessments, adjustments, costs and expenses incident to any of the foregoing or in connection with the enforcement of rights hereunder.

            6.2   NOTICE OF INDEMNITY CLAIM

            (a) In the event that any claim ("Claim") is hereafter asserted against or arises with respect to any Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, the Indemnitee shall notify the Company in writing (the "Claims Notice") of (i) receipt of written notice of commencement of any third party litigation against such Indemnitee, within 5 business days after receipt of such written notice, or (ii) receipt by such Indemnitee of written notice of any other third party claim pursuant to an invoice, notice of claim or assessment, against such Indemnitee, within 10 business days after receipt of such written notice. The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the Indemnitee. The failure to timely notify the Company in accordance with this Subsection 6.2(a) shall not relieve the Company from the obligation to indemnify hereunder, except to the extent that the Company establishes by competent evidence that it has been prejudiced thereby.

            (b) If, within 30 days of the Company's receipt of a Claims Notice, the Company shall not have notified the Indemnitee of its election to assume the defense, the Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorney's fees, shall be added to the Claim. If the Indemnitee does not elect to assume the defense of any Claim, the Indemnitee may give written notice within 20 days of such 30-day period to the Company of its or his intent not to do so, in which event the Company shall assume control of the defense and/or compromise of such Claim. Notwithstanding anything in this
Section 6 to the contrary, if the Company assumes the defense of any Claim, the Indemnitee shall have the right to participate, at its or his expense, in the defense against or compromise of such Claim.

            (c) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of, and compromise efforts with respect to, such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim.

            (d) If both the Indemnitee and the Company are named as defendants in an action or proceeding initialed by a third party, they shall both be represented by the same counsel, unless such counsel, the Indemnitee or the Company shall determine that such counsel has a conflict of interest in representing both the Indemnitee and the Company in the same action or proceeding, and the Indemnitee and the Company do not waive such conflict to the satisfaction of such counsel.

      6.3   LIMITATIONS ON INVESTOR'S INDEMNITIES

      The maximum amount which the Investor can recover as a result of this
Section 6 for Claims shall not in the aggregate exceed the Purchase Price paid by the Investor plus any reasonable out-of-pocket costs or expenses incurred by the Investor (including specifically, but without limitation, fines, penalties, reasonable attorneys' fees and expenses of investigation). The Company shall not be required to indemnify Investor for any claims made by Investor pursuant to this Section 6 until the aggregate amount of all such claims exceeds $25,000.

7.    COVENANTS

      7.1   AFFIRMATIVE COVENANTS AND AGREEMENTS OF THE COMPANY

      The Company covenants and agrees with Investor as follows:

            (a) Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of Conversion Shares as shall be sufficient to enable it to comply with its conversion obligations under the Amendment. If at any time the number of Conversion Shares shall not be sufficient to effect the conversion of the Series A Stock or otherwise to comply with the terms of the Amendment, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as will be sufficient for such purposes. The Company will obtain authorization, consent, approval or other action by, or make any filing with, any administrative body that may be required under applicable state securities laws in connection with the issuance of Conversion Shares.

            (b) Keeping of Records and Books of Account. The Company shall keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and each Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

            (c) Financial Controls. The Company will maintain adequate financial controls and reporting procedures applied on a consistent basis.

            (d) Notice of Confidential Information. The Company shall provide to the Investor five (5) days' prior written notice of its intention to deliver to the Investor information relating to the Company which is marked as "confidential". If Investor notifies Company that it does not desire to receive such "confidential" information, then the Company shall not deliver such "confidential" information to the Investor.

      7.2   COVENANTS AND AGREEMENTS OF INVESTOR

      The Investor covenants with the Company as follows:

            (a) Confidential Information. Subject to the Company's compliance with the provision of Subsection 7.1(d) hereto, the Investor confirms, acknowledges, and covenants that information which is marked "confidential," and is received by it with respect to the Company pursuant to this Agreement, or with respect to the transactions described herein, or in connection with the participation by the Investor or its representative as a shareholder or member of the Board of Directors of the Company, is and shall be confidential and for the Investor's use only, and the Investor will not use such information in violation of the Securities Laws, or any other laws, or reproduce, disclose or disseminate such information to any other person (other than the Investor's employees, directors or agents having a need to know the contents of such information and the Investor's attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally, such information has otherwise been made generally or publicly available, or the Investor is required to disclose such information by a duly authorized governmental body. Company acknowledges no information contained in the Related Documents is confidential. Notwithstanding the foregoing, the Investor may, in its sole discretion, decline to receive from the Company information which is marked "confidential", and as a result thereof shall not be deemed to have received or have any knowledge of such information marked "confidential", provided it has not received same. This Subsection 7.2(a) shall not apply to the extent testimony is required by legal process, provided that Investor shall provide at least 3 days' prior notice of such proposed testimony or such lesser notice as the Investor shall have received.

            (b) Cooperation in Company Obligations. From and after the Closing, the Investor shall take such action as may be reasonably required to permit the Company to comply with its covenants as set forth in Subsection 7.1 of this Agreement.

8.    MISCELLANEOUS

      8.1   SURVIVAL OF WARRANTIES

      The covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and the warranties and representations contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings for a period of two (2) years from the last Closing herewith.

      8.2   SUCCESSORS AND ASSIGNS

      The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      8.3   GOVERNING LAW; JURISDICTION AND VENUE

      This Agreement shall be governed by and construed under the laws of the State of Washington without regard to conflicts of law principles. The parties hereto agree that venue for any dispute hereunder, or action on any obligation under this Agreement, shall be in Spokane County, Washington, and the parties hereto submit to the jurisdiction of the courts of the State of Washington for any dispute hereunder or action or obligation under this Agreement.

      8.4   TITLES AND SUBTITLES

      The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

      8.5   NOTICES

      Unless otherwise provided, any notice or consent required or permitted under this Agreement shall be given in writing and shall be deemed effectively given and received upon personal delivery to the party to be notified (including via facsimile transmission), within three (3) days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested or within one (1) day after deposit with an overnight courier service and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties given in the foregoing manner.

            COMPANY:                             INVESTOR:

            SOLIGEN TECHNOLOGIES, INC.           KOYAH LEVERAGE PARTNERS, L.P.

            19408 Londelius                      601 W. Main Ave., Suite 600
            Northridge, CA   91324               Spokane, Washington 99201-0613
            Attn:  President                     Attn: Jim Simmons
            Fax:  818-718-1221                   Fax (509) 623-0588

                                                 KOYAH PARTNERS, L.P.

                                                 601 W. Main Ave., Suite 600
                                                 Spokane, Washington 99201-0613
                                                 Attn: Jim Simmons
                                                 Fax (509) 623-0588

      For any notice delivered to the Company, a copy shall be also delivered to:

                        Bruce A. Robertson
                        Garvey, Schubert & Barer
                        1191 Second Avenue, 18th Floor
                        Seattle, Washington, 98101-2939
                        Fax: (206) 464-0125.

      For any notice delivered to the Investor, a copy shall also be delivered to:

                        Eric M. Sipple
                        Shartsis, Friese & Ginsburg, LLP
                        Eighteenth Floor
                        One Maritime Plaza
                        San Francisco, California 94111
                        Fax: (415) 421-2922

      8.6   FINDER'S FEES

      The Company acknowledges that the Investor is not responsible for any finder's fee that the Company may be obligated to pay upon completion of this transaction. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

      8.7   AMENDMENTS AND WAIVERS

      After the Closing, any term of this Agreement may be amended, and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

      8.8   SEVERABILITY

      If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      8.9   ENTIRE AGREEMENT

      This Agreement (including all Exhibits and Schedules) and the other documents delivered at the Closing constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior agreements with respect to the subject matter hereof.

      8.10  EXPENSES

            (a) Subject to Section 4.8 hereof, each party hereto will pay its own fees and expenses incurred in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

      8.11  FURTHER ASSURANCES

      Each party shall execute such other and further certificates, instruments and other documents as may be necessary and proper to implement, complete and perfect the transactions contemplated by this Agreement.

      8.12  COUNTERPARTS -- FACSIMILE SIGNATURES.

            (a) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be considered duly executed and delivered by a party hereto when an electronic facsimile transmission of the signature page hereto and purporting to reflect the execution of such signature page by a representative of such party shall have been delivered by such party to the other parties hereto. Each party hereto agrees that if it executes this Agreement by delivery of a facsimile transmission of the signature pages as provided in the preceding sentence, it will thereafter deliver to each of the parties hereto duly executed original counterparts of such signature pages.


                [Remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        COMPANY:

                                        SOLIGEN TECHNOLOGIES, INC.



                                        By:_____________________________________
                                        Title:__________________________________


                                        INVESTOR:

                                        KOYAH LEVERAGE PARTNERS, L.P.



                                        By:_____________________________________
                                        Title:__________________________________

                                        KOYAH PARTNERS, L.P.


                                        By:_____________________________________
                                        Title:__________________________________